UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 23, 2015

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

EnLink Midstream, LLC indirectly owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in EnLink Midstream Partners, LP (the “Partnership”).

On March 23, 2015, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Drop-Down Agreement”) with Devon Gas Services, L.P. (“DGS”), a subsidiary of Devon Energy Corporation, pursuant to which DGS will contribute to EnLink Midstream Operating, LP, a Delaware limited partnership and a wholly-owned subsidiary of the Partnership, on behalf of the Partnership (i) all of the equity interests (the “Contributed Interests”) in Victoria Express Pipeline, L.L.C., a Texas limited liability company (“VEX”), which operates a 56-mile petroleum condensate pipeline and (ii) certain crude petroleum and petroleum condensate truck unloading, transportation, terminalling and barge loading assets (the “Contributed Assets”).  The closing of the transactions contemplated by the Drop-Down Agreement is expected to occur on or before April 1.  The aggregate consideration to be paid by the Partnership to DGS for the Contributed Interests and the Contributed Assets consists of $171 million in cash, 338,159 common units representing limited partner interests in the Partnership with an aggregate value of approximately $9 million (the “Consideration Units”), and the Partnership’s assumption of approximately $30-$40 million in certain construction costs related to the Contributed Assets, subject to certain adjustments set forth in the Drop-Down Agreement.  The private placement of the Consideration Units pursuant to the Drop-Down Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, and certain rules and regulations promulgated under that section.

Pursuant to the Drop-Down Agreement, the Partnership and DGS made certain representations and warranties to each other.  Among other representations and warranties, DGS made representations and warranties to the Partnership regarding ownership of the Contributed Interests, title to the real and personal property included in the Contributed Assets or owned by VEX, compliance with laws with regard to DGS’s ownership of the Contributed Interests and the Contributed Assets and its sophistication with regard to its receipt of the Consideration Units.  The Partnership made representations and warranties to DGS regarding the accuracy and timeliness of the Partnership’s reporting pursuant to rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”) and the lawfulness of its issuance of the Consideration Units to DGS.  DGS and the Partnership also agreed to indemnify each other for, among other items, breaches of representations and warranties and non-fulfillment of covenants included in the Drop-Down Agreement.

The Drop-Down Agreement and the other transactions relating to the Partnership described in this Current Report on Form 8-K (this “Current Report”) were reviewed by the Conflicts Committee of the Board of Directors (the “GP Board”) of EnLink Midstream GP, LLC, the general partner of the Partnership (the “General Partner”), and were recommended by the Conflicts Committee to the GP Board for approval.

The foregoing description of the Drop-Down Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Drop-Down Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 to this Current Report is incorporated by reference into this Item 3.02.

Item 7.01.                                        Regulation FD Disclosure.

On March 23, 2015, the Partnership issued a press release announcing the execution of the Drop-Down Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—

Contribution, Conveyance and Assumption Agreement, dated as of March 23, 2015, by and between EnLink Midstream Partners, LP and Devon Gas Services, L.P. (incorporated by reference to Exhibit 10.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 23, 2015, filed with the Commission on March 23, 2015).

99.1	—

Press Release dated March 23, 2015 (incorporated by reference to Exhibit 99.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 23, 2015, filed with the Commission on March 23, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: March 23, 2015	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—

Contribution, Conveyance and Assumption  Agreement, dated as of March 23, 2015, by and between EnLink Midstream Partners, LP and Devon Gas Services, L.P. (incorporated by reference to Exhibit 10.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 23, 2015, filed with the Commission on March 23, 2015).

99.1	—

Press Release dated March 23, 2015 (incorporated by reference to Exhibit 99.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 23, 2015, filed with the Commission on March 23, 2015).